UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 29, 2013

Freescale Semiconductor, Ltd.
__________________________________________
(Exact name of registrant as specified in its charter)

Bermuda	001-35184	98-0522138
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6501 William Cannon Drive West, Austin, Texas		78735
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	512-895-2000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

Freescale Semiconductor, Inc. ("Freescale"), a wholly owned indirect subsidiary of Freescale Semiconductor, Ltd. (the "Company"), is seeking commitments for a new senior secured term loan facility in a principal amount of approximately $2,730,000,000. The proceeds from the new term loan facility are intended to be used to refinance Freescale’s outstanding term loans under its existing senior secured credit facility and to pay a portion of the related fees and expenses. Freescale expects to use cash on hand to pay any remaining fees and expenses. The proposed refinancing is expected to, among other things, extend the maturity of Freescale’s term loans from 2016 and 2019 to 2020. The new term loan facility would be effected as an amendment to, or an amendment and restatement of, Freescale’s existing senior secured credit facility subject to customary conditions. There can be no assurance that Freescale will be successful in amending, or amending and restating, its existing senior secured credit facility or in obtaining the new term loan facility on reasonably acceptable terms, or at all.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Freescale Semiconductor, Ltd.

January 29, 2013	By:	/s/ Dathan C. Voelter

Name: Dathan C. Voelter
Title: Assistant Secretary